Exhibit 99.2

Company Name: W3BCLOUD (W3B)

Event: 25th Annual Needham Growth Conference

Date: January 11, 2023

<<Gregory McNiff, Analyst, The Blueshirt Group>>

Good morning. Thank you for joining us. Today, we have W3BCLOUD. My name is Greg McNiff. I’m with The Blueshirt Group, and we’re providing IR services for W3BCLOUD. We’re joined today by Sami Issa, the CEO; and Wael Aburida, the CFO of W3BCLOUD.

I would ask you to note that the risk and disclaimers discuss forward-looking projections. Please read them in regarding this presentation. Additionally, they’ve agreed to take questions afterwards. I would ask that you refrain from asking about the pending transaction or any forward-looking projections. Thank you.

With that, I’ll turn it over to Sami.

<<Sami Issa, Co-Founder and Chief Executive Officer>>

Thank you. Good morning, everyone. Happy New Year. Am I supposed to see the slides here? Because I don’t see them. I hope you guys had a great holiday season. Greg, thankfully gave us the disclaimers and risks, and et cetera, so I don’t have to repeat that. And I will start. Oops, I’ll start with a story actually, and hopefully every – all of you know this, right, at least portions of it. So many years ago, 10-ish years ago, a brilliant man said that software is eating the world.

Does anybody not know this quote? You know this quote. Okay. 10 years later, his firm came up with a fantastic article that I suggest you guys all read it. And basically it says that there is a paradox in the cloud space and that out of the entire article, which I really recommend you read, I took two key points. Point number one that about 70% of cost of revenue for any software company that is using the cloud is the cloud service cost, which is clearly staggering.

Point number two is that about if you analyze the market including 50 public cloud comp – software companies, you will find that about $0.5 trillion is $500 billion of market value has been transferred from these software companies to the cloud providers. I mean, in this case, probably it’s a cloud provider, right? Because we know who owns the market in that space.

So from 2011, when the famous quote that software is eating the world – many north of 50 companies, software companies went public, all using the cloud as their backbone. And a whole ecosystem of VC and financial capital market funding was established around that notion. And then 10 – 12 years later, we discovered that the cost structure of the cloud has a fundamental problem.

You start – it’s the right way to start. The reason why they call this paradox is because it’s probably a good way to start as a software company with no cost on infrastructure. But then once you grow, it becomes incredibly difficult to exit. And that is the cause – that is the reason behind the $0.5 trillion of value transfer. This is in Web2. We haven’t even talked about Web3, but it’s important to kind of understand the history and how we are evolving, okay?

So that’s the story. Now, let’s go over kind of the evolution of the cloud. We all very familiar with this picture, thank you. We’re all very familiar with this picture, complete centralization. There are multiple players. And you see, I mean, I think you see most of the names on the slide. The slide shows centralization or decentralization on X axis and revenue, the diversification of revenues on Y axis.

I think AWS is north of 65% of the market as we speak today. And the rest have small pieces of the market. Then comes IBM in a couple years ago acquired Red Hat’s for $34 billion, and IBM said – IBM was pushing very hard to be a cloud player, did several acquisitions before Red Hat. But that didn’t seem to go anywhere because their market share did not grow.

So IBM came up with a notion of hybrid cloud and acquired Red Hat. Red Hat has OpenShift, which is basically the software that runs in almost all clouds, right? And the notion of hybrid cloud is an attempt to abstracts the cloud providers and create in hardware abstraction layer, in essence, software that sits on top of all the clouds. The customer doesn’t see the difference between cloud A, B, and C. They get the same services.

And it’s an – it’s a – I think it’s a brilliant move. I call this Web2.5. And IBM basically attempting to change the landscape in order to compete with the cloud providers, because going against and hit on did not work. And then you see other examples, I mean, Snowflake and others who are attempting to provide the same notion. But the key point here is from the previous story is that the economics of Web2 cloud is not working. And companies are giving up significant value to one entity because of the lock that you end up with.

Big players are attempting to create a solution around that by creating this hybrid cloud concept. I think it’s smart. It remains to be seen how effective it is. Market share wise, I don’t think the market share has moved much in terms of before and after hybrid cloud, but we’ll see.

And then now, we’re talking and we’ve been talking about Web3 for the past few years, and the whole idea behind Web3 is to actually move the structural lock that you have in what to. We’ve seen this with Bitcoin, Bitcoin Miners, which I think the conference has many of them. We’re seeing this with many protocols. If you look at the Bitcoin Miners, we’ve shut down any one of them, the protocol, Bitcoin, nothing changes. You can still transact. You can still use the protocol even if a significant portion of them shut down.

We’ve seen a demonstration when China decided to ban Bitcoin mining, and almost 30% or 40% of the compute shut down within few days in China, it took three, four months for it to transform to the U.S. Not a single user noticed. If you’re trading Bitcoin or if we decentralized finance or buying or selling or doing any transactions on the network, not a single user noticed that 40% of the compute infrastructure for Bitcoin has been shut down in overnight.

So that’s a very interesting characteristic of Web3. This whole decentralization and the resilience, which I think is going to become important. Today, we saw the FAA compute shutting down, interesting. Resilience is going to become necessary for any government or commercial business moving forward.

And of course, removing the intermediary creates substantially cheaper services as we have seen from settlements on whether it’s Bitcoin or Ethereum networks, Sentinel dollar compared to settling through the regular ecosystem. So resilience and the economic value of removing the intermediary, we believe are going to force every Web2 use case to either consider a Web3 equivalent and/or will be disrupted by a Web3 company who is going to offer the same services, including the resilience and a substantial cost advantage that you don’t have in Web2.

I wish I can pause for questions, but I will continue. So that’s the evolution. Web2 lockdown for many years, we’re going to probably be in the Web2 lockdown for a bit. Web2.5 or hyper cloud is attempting to change that. Web3 is an structural design – redesign of how the Internet should operate and it’s meant to an essence to remove the lock that we see with Web2 and a cloud providers today.

Okay. All right. So what does that mean? And this is basically the insight that we have been looking at and the reason that we started this company W3BCLOUD. We have been observing the market for a bit. 2017, we started thinking about how do we participate. We founded the company on the notion that repeating that no service provider in a Web2 space is going to afford to ignore the economic and resilience value of a decentralized compute infrastructure.

They’re going to all try to either find a way to transport themselves into the Web3 and/or will be disrupted by a player in the space. In order for us to kind of create a language, so we can discuss. We have basically categorized the Web3 protocols into these four categories. This is shown in the proxy in our presentations, and these basically are access compute infra storage and staking infra.

We’ll probably change that in few years when the market reach kind of shapes itself. This is the best categorization we’ve seen. All these use cases require significant compute infrastructure underneath them. And they are today either using customized compute like we see with many of the networks today and/or using standard Web2 space.

You’ll see in our proxy that all our financials are based on us growing across these four dimensions. One thing I – I’m going to have to go back. One thing I didn’t mention. On this slide, you’ll see W3BCLOUD, our company basically in Web3 category, but you’ll see it away from Bitcoin Miners because we have built this company purposely to have diverse revenue streams.

While we’ll speak in a minute and kind of walk you through how our revenues work, our revenues are not only multi-protocol, but we have a significant fiat based revenues when we offer services like STaaS, for example, typical storage-as-a-service that you see today, but adding resilience and cost advantage of Web3.

So our company W3BCLOUD’s goal is to accelerate that transformation. The bet we made is that, again, every service in a Web2 space – every service – in already halfway, every service in Web2 space is going to be forced to consider a Web3 representation in our company. W3BCLOUD is designed to help with that transformation, okay? These are the four categories.

When we start to thinking about, okay, we need to kind of build a new company that goes through the discovery of the compute and business model needed for Web3. We need the right partners. These are the right partners in our mind. AMD has all the compute elements that we will ever need to create any custom compute for the data centers. And you guys all know consensus, they’re understanding of the blockchain.

So we created the joint venture, or a strategic alliance, I guess is what the proxy says. And W3BCLOUD was born. This is 2018. We announced in 2019. Similar to Web2, Web3 is going to require robust start and physical infrastructure for it to scale. And it’s going to require custom compute and custom business model, new business model.

So the discovery phase that we are in now, we have been on for a couple of years is basically looking for what is the right compute infrastructure for this new decentralized world, and what’s the right business model. Both are actively being searched for. This is the last slide I had and since we are half time, I’m going to hand it to my good friend Wael here to take us to the end of the presentation.

<<Wael Aburida, Co-Founder and Chief Financial Officer>>

Awesome. Thank you. So just going back one slide, this is actually pictures of two of our facilities in the U.S. Our facilities are primarily in the U.S. We have locations across Washington State, Texas, Virginia, and in addition, we’ve opened up locations in Germany and Singapore to address protocols that are slightly more latency intensive or latency sensitive.

So let me walk through a little bit in terms of how we approach the market. Now, we set up the company from day one really to be focused on our clients who are the protocols. And what that means is we are serving the various protocols that are in Web3 and have set up the company from a financial perspective to be able to not only be able to take in fiat, but also take in the native tokens for the various protocols.

That’s how we’ve built the company. To date, you’ll see the financials in the proxy that cover that. And now, we’re starting to transition as Sami mentioned, really to start to address the needs of enterprise. The first priority right now for us is addressing the needs of STaaS, storage-as-a-service.

What’s compelling about that is our first target protocol, which is Filecoin allows us to be able to take that native token in, but also to be able to generate fiat with our enterprise customers. And then eventually we’ll start to be able to provide support for consumers as well as they start to come into Web3.

So the market as everybody knows within Web2 is a multi-trillion dollar market within storage itself, it’s close to $0.5 trillion alone. The Web3 market is small, but growing very rapidly. We see that there’s an opportunity for us to focus on which protocols we think are going to be the winners, the ones that have the largest TAMs, the ones that have the highest utility, both on the enterprise as well as consumer basis.

And really to start to develop the specialized compute and storage that are needed to support those protocols across our data centers. So as it was mentioned in one of the prior slides, we truly see ourselves as the picks and shovels of Web3. We’re not there to really develop the protocols themselves, but we work hand in hand with the protocol teams to ensure that we provide the right compute that they need and really on a distributed basis.

So we follow the same kind of ethos that the Web3 world applies as well. There’s a lot more information in terms of the market in the proxy, but this is at a high level gives you coverage in terms of what we’re going after. As we mentioned, we are targeting within storage the Filecoin as a first protocol, it is a large opportunity.

We have very strong relationships with Protocol Labs, which is the entity that formed Filecoin. We’ve been working with them not only to develop the reference design from a compute perspective, and really it’s a great proof of concept. Each of these protocol teams have phenomenal developers from a software perspective, but they really lack the hardware expertise in-house to be able to develop really the optimized compute that’s required.

And what we do is we develop it with our partners at AMD as well as the contract manufacturers globally. And we open source it. So the intent is really to ensure that we develop the best return on invested capital solution from a compute perspective. We develop it, we design it, we test it within our data centers, and we deploy it at scale. And then we provide it open source to anybody else any other supporter from a compute perspective that wants to utilize it.

We’ve also been supporting the Ethereum protocol. We’ve been doing this since the formation of the company, very similar situation, we evaluated within our labs, every GPU that’s out there. We were able to not only identify the right GPU that we should utilize, but we’re able to tune it, given the capabilities that we have in-house at a level that allowed for about 30% less electricity utilization.

And we’re able to generate a settlement or a compute response that was gave us a hash rate that was about 30% higher than you could get from stock. So those capabilities really identifying not only what we need from a compute perspective, but being able to tune it better than anybody else in the market is what differentiates us.

So this is the senior team, oops, senior team. Three of the members of the team are here. Maggie is right there. She is one of the Co-Founders is responsible for our partnerships. Sami gave his introduction. Sami and I have known each other for 20 years. I was with Intel Capital. On the West Coast, he was with the tech team, and we both went to work within the same year for the Sovereign Wealth Fund in the UAE and have been working on developing this strategy over an extended period of time.

The team that you see here, the management team, we have all handpicked and have worked with over an extended period of time. Everyone has been with the company since they joined. And we have not lost a single, not only member of management, but we haven’t lost a member of the broader team.

Our team is very small. We all wear several hats, and we do that purposefully. We want to make sure that not only is the culture embedded within the organization down to the most junior level, but also to make sure that everyone is cross-trained across various responsibilities within the organization. I think that covers it in terms of our…

<<Sami Issa, Co-Founder and Chief Executive Officer>>

Yeah.

<<Wael Aburida, Co-Founder and Chief Financial Officer>>

Slides presentation. The risk section is risk factors are attached. Yeah. I don’t think we need to – do we need to say that? No. I think it’s just Q&A now.

Q&A

<Q – Gregory McNiff>: Yeah, right, exactly. We have some time for Q&A, if anyone has any questions. Yeah.

<Q>: [Question Inaudible]

<Q – Gregory McNiff>: Okay. Sure.

<A – Sami Issa>: One of us would repeat, happy to.

<Q – Gregory McNiff>: Yeah.

<Q>: [Question Inaudible]

<A – Sami Issa>: Sure. So the question is, what is the competitive landscape and light for – of many Bitcoin Miners signaling expanding into the high performance compute? So the many of the Bitcoin, I mean few actually, I know a couple that have been talking about this. We haven’t seen meaningful movements from any at least what’s available public.

Now, it’s important to note that have offering high performance compute and running a Tier 3 data center or Tier 2.5 data center is a very, very different story than running a Tier 0 data center that you see in a Bitcoin mining capacity. The compute is clearly different. Bitcoin is ASIC. If you want to get into the space where you’re doing anything else, you need programmable, GPUs, CPUs, FPGAs, so on the compute front is very different, on a data center front is very different, on a business model is there is very different.

You don’t need gigawatts of power or I mean, I was reading the other day that Bitcoin Miner demand for power in Texas is north of 7 gigawatt, which I mean that’s 7,000 megawatt. That’s a lot of power. That is not the high performance compute business. The largest players in the market probably have not yet touched a gigawatt. So it’s a very, very, very different market. We purposely – when we started W3BCLOUD, we purposely avoided the ASIC Clouds and a Bitcoin route because we wanted to learn the programmable computer route and running high performance computer data centers from the beginning.

We need to create the relationships, the skill sets within the company, the understanding, et cetera. We really did not want to be locked into the ASIC world. So that’s a conscious decision we made. I think every one of them is going to try, because any management team’s role is to diversify revenues. It remains to be seen how successful they’ll be. But we expect many, I mean, we – W3BCLOUD is going to be the first in the market, but we expect many to follow similar to what we have seen in the regular Web2 cloud business. I don’t know, Wael, if you want to…

<A – Wael Aburida>: Yeah. It’s actually – it’ll be helpful as more competitors come in, because right now our proxies are against AWS, right? You can do – you can run high performance compute within AWS. We run our compute if you – and their pricing is public. You can go onto a website. You can specify a GPU that you want to deploy. You can specify what you want from a software – I mean, from a storage perspective. And we are our cost in terms of what we can generate on the margins that we reflect in our model are one-tenth that of AWS.

So we can deploy successfully profitably at cents on the dollar relative to the large Web2 players. So that’s who we see as our competitors today. The Bitcoin Miners is all the points that Sami brought up are exactly right. It is trying to get – trying to tell a logistics company. They should also do Uber because they have some extra vans. It’s going to be very hard for them to transition unless it’s truly a separate company.

<Q>: [Question Inaudible]

<A – Sami Issa>: Custom compute, if you look at the protocols that we focus on requires custom compute. You cannot run Filecoin inside AWS period. Because if you look at Web3 – if you look at how Web3 protocols were, they are generally cryptographically guaranteed software. And the cryptographic step requires unique and significant compute infrastructure to run. And this is how they remove the intermediary is by using that cryptographic, which is a heavy math.

So we focus on infrastructure on protocols that require custom compute. We go and build it as Wael mentioned, we open source it. But on top of that, our cost infrastructure is completely – is very, very significantly superior compared to any of the existing Web2 cloud providers. If we played in a space that they play into, which thus far, we have been only focusing on the areas that requires custom compute. But we will get there as we see in a proxy. There are areas, for example, the RPC access points, et cetera, and FERA everybody knows, Ethereum – all Ethereum back – majority of Ethereum backend is running inside AWS. That’s a MeToo domain. We compete there with custom compute that will probably offer a better solution, but mostly cost. So we’re avoiding these for now. We’re focused on the infrastructure that the large Web2 providers are not necessarily motivated to go after they can, but they’re not motivated to go after.

<Q>: [Question Inaudible]

<A – Wael Aburida>: The Filecoin is a significant one, but you can look at Render, you can look at Livepeer, you can look at several, I mean, it’s all in the proxy, I don’t remember all of them. Filecoin is the largest revenue generator. You can look at pocket anchor in the RPC space, and FERA is decentralizing as that’s public now. So there are many protocols that are meaningful revenue generators in the space that require custom compute. But we focus on the largest ones, obviously, the largest TAM ones. We also – we do a lot of work at the front end to identify which protocols we’re going to target. Solana is one that is known by name. It’s one that we identified and did a lot of testing early on, and we came to the realization that it’s very hard to do at scale profitably.

So we passed on it – we passed on it in its current model. They may change the Tokenomics of it, so that it makes more sense for us. But at this stage, we’re – and that’s – and one of the things to think about is as us as a company is not only are we the picks and shovels, but we essentially become an ATF, right? Because we start to identify, which are the protocols that are going to be at scale? Those are on our balance sheet. We deploy ways that we can ensure that the risk of those dual assets are factored into, whether we’re using derivative contracts or we’re using futures to make sure that we hedge against potential volatility within those. So it becomes an opportunity for an investor to have access to those various protocols, plus the fiat revenue that we’re bringing in both from enterprise and consumer.

<Q>: [Question Inaudible]

<A – Wael Aburida>: I mean that, yeah, that is absolutely the approach that we’re taking. There are – with many of the protocols, including Filecoin, you have to have a certain amount of it at stake. So you have to have it – you have to have some collateral that you’re putting up to ensure that you’re doing what you intend to do on it. And that’s another differentiator in terms of the various Web2 players. They’re just not going to go through the effort of doing the optimization work that we do on the compute layer, but also making sure that they handle these various tokens within their own balance sheet.

<Q>: [Question Inaudible]

<A – Sami Issa>: So repeating the question. The question is, you guys are physical infrastructure company providing services for Web3 protocols, a decent summary. At the 10,000 feet level, that’s – I think that’s a reasonable summarization. There is a little bit of difference between Web3 and Web2. In Web3, you identify the protocols that you think are useful, utility protocols, the one that we think have usefulness and you go design the hardware that is most optimal for that protocol. And then you scale – deploy and scale the hardware. And then you create revenues from the token, Tokenomics and you run very quickly to create revenues from USDC using dollar fiat from the enterprise services. So that’s the little bit of modification if you want to go down couple of feet from the 10,000 feet definition.

<Q>: [Question Inaudible]

<A – Wael Aburida>: We’re co-locating in each of our facilities today. At some point, we’ll get to a scale where we do build to suit. But for now, from a investment perspective, it makes more sense for us to deploy our capital against the compute itself rather than the bricks and mortar.

<A – Sami Issa>: So we own compute 100%. That’s an important clarification. It’s our compute, but we haven’t bought any real estate yet.

<Q>: [Question Inaudible]

<A – Sami Issa>: And in many cases, just kind of add to that, in many cases, our – actually in all cases, the space that we rent is custom. So it doesn’t look like your typical X86 space Web2 racks. We customize it on an tailored to the particular protocol, which is important in cost efficiency.

<Q>: [Question Inaudible]

<A – Sami Issa>: I cannot say that, but you’re right.

<Q>: [Question Inaudible]

<A – Sami Issa>: I mean, like I mentioned, so far we have been focused on custom compute, so you will not find that compute inside AWS. Now, AWS may choose to deploy it, may choose because we open source everything, and of course they can develop it. They may choose to do that. But at the moment, what we deploy – what we have deployed and what we will deploy in 2023 is custom, and it doesn’t exist inside atypical Web2 play. That’s the – I mean, we’re focused there, right? Because we don’t want to really compete on cost yet. We want to kind of create a backbone first before we compete on cost.

<Q>: [Question Inaudible]

<A – Sami Issa>: I cannot say anything outside of the proxy.

<A – Wael Aburida>: Good answer.

<A – Sami Issa>: I got a hint from my friend here. Sorry.

<Q>: [Question Inaudible]

<A – Sami Issa>: Yeah, you want to do that?

<A – Wael Aburida>: Yeah. I mean, I’ll start and then – so the question is how long does it take to evaluate these protocols? And how much time do we put into each step of the process? Let’s take Filecoin for as an example. We spent probably about three months on the front end with the protocol team. And that’s another important distinction is that these protocols are all open source. If you go onto their website and you check out kind of how they set up their protocols, you can do this at home. What we do is we actually spend time with the actual team. We get to know them, we understand their backgrounds, we understand their capabilities, we understand where their strengths and weaknesses are.

And we try to support – once we identify a team that we want to support, we’re all in, right? So we have Protocol Labs, one, his team are actually going to be in New York this week. And we’re spending time to really make sure that we’re aligned in terms of kind of our next deployment with them. But what we – that initial period probably is about three months. And we spend during that period of time when we make a go, no-go decision, that’s when we are starting to work. We pull in AMD, we pull in specialists from consensus, and we start to look at what are the right hardware solutions that could support that. With Protocol Labs that they had a reference design and it was completely over-engineered.

We came up with a solution that was about 60% less expensive and at the same performance criteria that they were looking for. And as I mentioned before, kind of within – kind of, I’d say three months after that, it was open-source, but we’d already put in our orders to get kind of the first deployment out. So kind of start to finish, it’s – I’d call it about a six-month period. We want – we’re going to be pulling that in and think of it really as a funnel, right? We’re always pushing protocols in for evaluation. We put them to the side if it’s – if they’re not at the right maturity level, we give them feedback and we kind of – it’s Maggie’s full-time job to really kind of stay on top of all those teams.

<A – Sami Issa>: So, I mean, that’s why, when Wael mentioned that we are in essence and kind of quasi ATF, we look like an ATF because we’re doing that evaluation work. And our one measure of a successful Web3 protocol is the hardware footprint that other investors have deployed against it. That there are tens, hundreds and thousands of other decision makers who put capital voting for that protocol, that’s a good sign that that protocol has a meaningful use. It’s not a momentum or kind of price volatility type protocol. It’s a protocol that has utility and many, many investors have made a bet on.

<Q>: [Question Inaudible]

<A – Sami Issa>: Are you speaking about the proxy in particular or is it general statement?

<Q>: [Question Inaudible]

<A – Sami Issa>: Okay.

<Q>: [Question Inaudible]

<A – Sami Issa>: Okay. Yeah, yeah, yeah. I got you.

<Q>: [Question Inaudible]

<A – Sami Issa>: Okay. So the question is – to repeat the question, the question is, what is the catalyst for the 2023 growth? And if you look in, which was shown our presentation, which is public. If you look in a presentation, you’ll see – and I’ll start and Wael can jump in. You’ll see that we have identified four paths to revenue, four different mixes. Now we have to understand that this business model is built on the notion of degrees of freedom. We are really a diversified Web3 data center company with multiple revenue streams.

And the compute infrastructure is want to underpins that. The one of those – there are four in the proxy, one of them are storage focus, for example. And this is simply us taking the CapEx that we have today underpinning storage, because storage has been running in our data centers for 18 months now, and scaling that substantially with the CapEx – with the money that we get out of the out of the fund. And by scaling that revenue scale, almost one to one.

So you all these four different scenarios, show you a path to achieving the same revenues more or less with a different mix of revenue streams, which means a different mix of compute underneath it. But if you focus only on storage, because we have that running in our data centers, if you multiply my CapEx by 10, the revenues multiplied by 10, for example. Does that answer your question?

<Q>: [Question Inaudible]

<A – Sami Issa>: Yes, yes, yes. So that’s a great question. So the question is, can you convert investment into revenue automatically? Okay. Reflect on Bitcoin, for example. It’s the – again, the most understood business model, especially for the people in this conference, right? To simplify the answer, let’s assume that everything stays constant during the period of the answer, right? Okay. So if you have a $100 million of CapEx, you’ll generate x revenues. If you put in a $1 billion CapEx, if you have two companies, one puts a $100 million, one puts $1 billion of CapEx at the same time, the one that put $1 billion will generate 10x revenues [indiscernible] (0:37:12)

<Q>: [Question Inaudible]

<A – Sami Issa>: Yeah, because basically the rewards are divided by – now there are complexities when you add more compute rewards drops because now it’s divided by more footprint, et cetera, et cetera. But for simplification, let’s just put that as a constant and just use that constant. That is the Web3, Web3 protocols that meaningful portion of the revenues are being generated through the Tokenomics are in essence exactly what you described. If I put $1 billion versus a $100 million revenues will be 10x on day one.

<Q>: [Question Inaudible]

<A – Sami Issa>: And that’s been the – sorry to – it has been proven. I mean, you can look at all the Bitcoin Miners, right? I mean, look back – look at the numbers. The data is in public.

<Q>: [Question Inaudible]

<A – Sami Issa>: FTX.

<Q>: [Question Inaudible]

<A – Sami Issa>: EDM is the…

<A – Wael Aburida>: It’s the Wi-Fi.

<A – Sami Issa>: Yeah. Got it. I got it. So the – I mean, obviously the events of FTX have created a significant negative sentiment across the entire Web3 crypto space. And that has I believe drove utilization and prices down meaningfully. Filecoin, for example, to answer your question directly, Filecoin went down as a price of a coin went from five-ish, 5.5 to maybe 3.5. So that obviously has an impact on our revenues because a portion of our revenues are directly correlated to the price of the tokens. But if you look at, I mean, I was reading, actually – I was reading an article yesterday, if you look at like settlements or adoption, et cetera, the numbers actually continue to go up on main protocols.

<Q>: [Question Inaudible]

<A – Sami Issa>: Yeah. Utilization based on that what I’ve seen for 2022 numbers, it’s continues to pick up. Yeah. And so what differentiates somebody is who can do it most profitably, right? So as token prices come down, you’ll see a computer storage come off the system, off the network, because it’s no longer economic for the less – yeah, the less competitive players to be on the network. So that’s where we differentiate is our ability to be able to do it more profitably.

<Q>: [Question Inaudible]

<A – Sami Issa>: It’s actually increasing.

<A – Wael Aburida>: It’s increasing. It’s increasing, yes.

<A – Sami Issa>: Increasing. If you look at how – this, I mean, how do you measure it? You look at storage providers, you look at that growth and that continues to be taking outwards, the price goes down, which means that people are continue to bet, I mean, hash rate on a Bitcoin network continues to climb as well, which means that people who are in that business are continue to believe in it.

<<Gregory McNiff, Analyst, The Blueshirt Group>>

Great. Thank you very much. That’s all the time we have today. We appreciate the Q&A. Thank you.

<<Sami Issa, Co-Founder and Chief Executive Officer>>

Thanks everyone. It’s a great question.